Exhibit 32.2

CERTIFICATION OF PRINCIPAL ACCOUNTING OFFICER
PURSUANT TO18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Minerco Resources Inc. (the “Company”) on Form 10K for the twelve months ended July 31, 2015, as filed with the Securities and Exchange Commission on the date here of (the “Report”), I, Sam J Messina III, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated this 12th day of November, 2015.

/s/ Sam J Messina III
Sam J Messina III
Chief Financial Officer (Principal Accounting Officer)